                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-8 of NTL Incorporated of our report dated March 14, 2000 except for Note 21 relating to differences between Swiss and United States accounting principles which is as of April 28, 2000, relating to the financial statements of Cablecom Holding AG, which appear in such Registration Statement.

PricewaterhouseCooper AG

/s/ JULIE FITZGERALD                           /s/ HEINRICH STEINER
Julie Fitzgerald                               Heinrich Steiner

Berne, Switzerland
November 8, 2000

                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-8 of NTL Incorporated of our report dated April 23, 1999, except for Note 19 relating to a restatement of previously issued financial statements and Note 20 relating to differences between Swiss and United States accounting principles which is as of January 14, 2000, relating to the financial statements of Cablecom Holding AG, which appear in such Registration Statement.

PricewaterhouseCooper AG

/s/ JULIE FITZGERALD                           /s/ HEINRICH STEINER
Julie Fitzgerald                               Heinrich Steiner

Berne, Switzerland
November 8, 2000